Exhibit 99.1

Republic Bank Completes Acquisition of CBank

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 15, 2023--Republic Bancorp, Inc. (NASDAQ: RBCAA) (“Republic” or the “Company”), the parent company of Republic Bank & Trust Company (“Republic Bank” or the “Bank”), is pleased to announce the Bank has completed its previously announced merger with CBank and CBank’s wholly owned subsidiary, Commercial Industrial Finance, Inc. (“CIF”), for approximately $51 million in cash.

“We are excited about our further expansion into the Cincinnati area and the long-term value the CBank merger presents to our shareholders. Combining CBank’s strength in commercial lending and private banking with Republic’s capital and resources is a gain for the combined organization’s clients and associates,” said Logan Pichel, Republic Bank President & CEO. “In addition, the acquisition of CIF greatly expands our existing equipment financing and leasing operations and provides a national footprint for these services.”

“The CBank team is so pleased to join forces with Republic Bank — one of the most reputable financial institutions in this region — to expand offerings and enhance the banking experience for our combined current and prospective customers,” said CBank’s CEO, Dean Meiszer.

Republic Bank’s Cincinnati/Northern Kentucky Market President, Tom Saelinger, believes this new business combination will benefit not only customers but also the entire community. “Republic Bank’s commitment and success in the region is a source of pride for lifelong natives, like me. I’m confident that working with CBank’s experienced team of bankers will further the momentum we’ve developed in the Greater Cincinnati area and allow us to make even more of an economic impact.”

As of December 31, 2022, the combined assets of CBank and Republic would have been approximately $6.1 billion. The merger is expected to be accretive to Republic’s Diluted Earnings per Class A Common share during the first twelve months, post-merger. With the completion of the merger, Republic Bank now has seven banking centers in the Cincinnati metropolitan area and 44 banking centers throughout Republic’s entire network in five states.

About Republic Bank

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 44 full-service banking centers throughout five states: 29 banking centers in nine Kentucky communities – Bellevue, Covington, Crestview Hills, Florence, Georgetown, Lexington, Louisville, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, New Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs and Green Hills; and three banking centers in three Ohio communities (Cincinnati MSA) – Kenwood, Norwood and West Chester. The Bank offers internet banking at www.republicbank.com. The Company is headquartered in Louisville, Kentucky and, as of December 31, 2022, had approximately $5.8 billion in total assets. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the acquired business of CBank and its affiliates, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability to retain and grow CBank loan and deposit balances post-merger, unanticipated post-merger loan losses for Republic on CBank-originated loans, the ability of Republic to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines, the ability of Republic to integrate, manage and keep secure our information systems, and other factors set forth as “Risk Factors” at Part II, Item 1A in the Company’s Form 10-K for the period ended December 31, 2022, which has been filed with the Securities and Exchange Commission and is available on Republic’s website (www.republicbank.com) and on the Securities and Exchange Commission’s website (www.sec.gov).

Any forward-looking statement made by us in this Press Release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Republic Bank. It’s just easier here. ®

Contacts

Jim Ensign, Senior Vice President & Chief Brand Officer
(502) 584-3600